EXHIBIT 10.4


                    ASSIGNMENT OF OIL, GAS AND MINERAL LEASE


STATE OF LOUISIANA

PARISH OF ST. CHARLES

         KNOW ALL MEN BY THESE PRESENTS, that TAYLEX, INC., a Louisiana Corporation, whose mailing address is P. O. Box 52934, Lafayette, Louisiana 70505, (hereinafter referred to as "Assignor"), for and in consideration of the sum of Ten Dollars and other good and valuable considerations ($ 10.00 & OVC), the receipt and sufficiency of which are hereby acknowledged, does hereby grant, bargain, assign, transfer, convey and deliver, as of the hereinafter defined Effective Date, unto AMERICAN NATURAL ENERGY CORPORATION, whose mailing address is 7030 South Yale Avenue, Suite 404, Tulsa, Oklahoma 74136 (hereinafter referred to as "Assignee") subject to the terms and conditions hereinafter set forth, all of Assignor's right, title and interest in and to the oil, gas and mineral lease described in Exhibit "A" attached hereto and made a part hereof. covering and affecting certain lands situated in St. Charles Parish, Louisiana, (hereinafter referred to as the "Assigned Lease").

         Assignee, does hereby accept this Assignment, and does further agree to be bound by all of the terms, conditions and obligations of Assignor under the Assigned Lease. Assignee hereby also assumnes and acknowledges responsibility and liability for the satisfaction and discharge, at its sole cost, risk and expense of all obligations and liabilities specified in, associated with or accompanying the Assigned Lease, which arise subsequent to the Effective Date.

         This Assignment is made without warranty of title, either express or implied, except by, through and under Assignor's own acts, and this Assignment is made with full substitution and subrogation of all of Assignor's rights and actions in warranty against all other persons whomsoever.

         It is understood and agreed that, Assignee shall indemnify and hold Assignor harmless from and against any and all claims, demands, actions or causes of action which might be asserted against Assignor as a result of or arising out of any act or operation by Assignee, its successors or assigns, affecting the Assigned Lease and the lands covered thereby, including but not limited to claims, demands, actions, or causes of actions arising from property or environmental damage and personal injury or death.

         This Assignment and the terms, stipulations and conditions hereof shall be binding upon and inure to the benefit of, Assignor and Assignee, and their successors and assigns, and all of the same shall be covenants running with the lands described in Exhibit "A" hereto.

This Assignment is considered effective as of February 18th, 2002.

Executed by Assignor and Assignee on the dates and in the places hereinafter set forth.

         EXECUTED on this 8th day of April, 2002.

  WITNESSES:                                        ASSIGNOR:

                                                           TAYLEX, INC.

                                                  BY:
                                                      --------------------------
                                                      THOMAS C. GRAY, PRESIDENT

STATE OF LOUISIANA

PARISH OF LAFAYETTE

         On this 8th day of April, 2002, before me, appeard Thomas C. Gray, to me personally known, who, being by me duly sworn, did say that he is the President of Taylex, Inc. and that said instrument was signed in behalf of said corporation by authority of its Board of Directors and said Thomas C. Gray acknowledged said instrument to be the free act and deed of said corporation

                           /s/illegible
                           -----------------------------------------------------
                           NOTARY PUBLIC, in and for Lafayette Parish, Louisiana


                               Approved subject to attached
                           Resolution  May 8, 2002
                           STATE MINERAL BOARD

                           By: /s/illegible
                               ---------------------------------
                               Secretary

         EXECUTED on this 3rd day of April, 2002.

   WITNESS:                                 ASSIGNEE:

                                                 AMERICAN NATURAL ENERGY
                                                 CORPORATION

                                                 BY: /s/ Michael Paulk
                                                     --------------------------
                                                     Michael Paulk, President

STATE OF OKLAHOMA

COUNTY OF TULSA

         The foregoing instrument was acknowledged before me on this 3rd day of Apri1, 2002, by Michael Paulk,in his capacity as President of AMERICAN NATURAL ENERGY CORPORATION, on behalf of said company.

Witness my hand and official seal.

                                                     Paulette J. Hanner
                                                     --------------------------
                                                     NOTARY PUBLIC, in and for
                                                       Tulsa County, Oklahoma

                                   EXHIBIT "A"

         Attached to and made a part hereof to that certain Assignment of Oil, Gas and Mineral Leases, dated effective February 18th, 2002, by and between TAYLEX, INC., as Assignor, and AMERICAN NATURAL ENERGY CORPORATION, as Assignee.

Lessor:           STATE MINERAL BOARD OF STATE OF LOUISIANA

Lessee:           TAYLEX, INC.

Dated:            February 18, 2002

Recorded:         Entry No. 264342 of the public records of St. Charles Parish,
                            ------
                  Louisiana.

Description:      STATE LEASE NUMBER 17353 comprising 1728 acres, more or less, being the entire Tract 34127, as more particularly described in said lease.

                                   RESOLUTION
                          LOUISIANA STATE MINERAL BOARD

On motion of Mr. Domino, seconded by Mr. Steil, the following Resolution was offered and adopted:

BE IT RESOLVED by the State Mineral Board that Docket Item No. 23 from the May 8, 2002 Meeting be approved, said instrument being an Assignment from Taylex, Inc. to American Natural Energy Corporation, of all of Assignor's right, title and interest in and to State Lease No. 17353, St. Charles Parish, Louisiana, with further particulars being stipulated in the instrument.

American Natural Energy Corporation is the designated operator.
---------------------------------------------------------------

         This approval is expressly granted and accepted subject to certain conditions in the absence of which conditions approval of said instrument would not have been given as follows:

         1) That all terms and conditions of the basic lease will be fulfilled, including but not limited to the full payment of rentals and royalties, regardless of the division of leasehold interests resulting from the instrument;

         2) That failure to comply with the terms and conditions of the basic lease by the original lessee, or by any assignee, sublessor or sublessee, prior or subsequent hereto, shall not be deemed waived by the approval of said instrument by the State Mineral Board for the State of Louisiana, it being distinctly understood that the State Mineral Board for the State of Louisiana does not recognize said instrument as creating a novation, as regards any right or interest of the State or Board;

         3) That in the event ownership of the basic mineral lease is or becomes vested in two or more lessees responsible to the lessor for compliance with indivisible obligations to maintain the lease, then said lessees shall designate in writing to the State Mineral Board the lessee representing the joint account of all lessees, who shall be accountable to the Board for discharge of indivisible obligations under the lease for all lessees or for release in lieu of compliance therewith, provided that in the event of failure of said lessees to comply with such condition, then the Board may withitold approval of and thereby deny validity to any pending or future assignment or transfer of an interest in the lease, and, provided further, that if any lessee should agree to release the lease or any segregated portion thereof in lieu of complying with an indivisible lease obligation to maintain the lease and no other lessee desires to assume and undertake the indivisible obligation, then all lessees agree to join in a release or to otherwise execute a similar release of their rights to lessor, relegating any nonsignatory lessee to such remedy, if any, as such party may have against the lessee or lessees, who may execute a release purporting to cover the entirety of the lease or of a segregated portion thereof;

         4) That this approval is given merely for the purpose of validating the assignment or transfer under the provisions of R.S. 30:128, but by giving its approval, the Board does not recoginze the validity of any other instrument referred to therein that has not also been considered and approved by the Board in its entirety nor of any descriptions nor adopt any of the terms and conditions in the assignment or transfer, including but not limited to any election to convert an overriding royalty interest to a working interest, and any such election shall not be effective until written notice thereof is given to the Board and assignment or transfer of such working interest in recordable form is docketed for approval and approved by the Board, and, furthermore, that this approval may not operate as the Board's approval of any sales contract, which may have been entered into by the parties to the assignment or transfer, inasmuch as the Board specifically reserves the right to take its royalty oil, gas and other minerals in kind;

         5) That for purposes of recordation and notice, certified copies of this Resolution be attached to all docketed copies of the instrument approved hereby, and

         6) That nothing herein shall be construed as approval for any assignment, sublease or transfer to or from any individual, partnership, corporation or other legal entity who has filed bankruptcy proceedings unless such status is specifically recoginzed in this resolution.

         BE IT FURTHER RESOLVED that either the Chairman, Vice-Chairman, Secretary, Deputy Assistant Secretary or Chief Landman be and he is hereby authorized to reflect the approval of the State Mineral Board by affixing his signature to the aforesaid instrument.

                                   CERTIFICATE

I hereby certify that the above is a true and correct copy of a Resolution adopted at a meeting of the State Mineral Board held in the City of Baton Rouge, Louisiana, on the day 8th of May, 2002, pursuant to due notice, at which meeting a quorum was present, and that said Resolution is duly entered in the Minute Book of said Board and is now in full force and effect.

                               ------------------------
                                  State Mineral Board

                       LEASE FOR OIL, GAS AND OTHER LIQUID
                               OR GASEOUS MINERALS


STATE OF LOUISIANA                                    STATE LEASE NO. 17353
                                                                      -----
PARISH OF EAST BATON ROUGE                            LOUISIANA STATE LEASE FORM
REVISED 2000 WITH                                     APPROVED RIDER ATTACHED


         WHEREAS, under the provisions of Sub-Part A of Chapter 2, Title 30 of the Louisiana Revised Statutes of 1950, as amended, and other applicable laws, the State Mineral Board of the State of Louisiana advertised for bids for a lease covering oil, gas and other liquid or gaseous minerals in solution and produced with oil or gas on the property described below; and

         WHEREAS, in response to required advertisements, bids were received and duly opened in the City of Baton Rouge, Parish of Baton Rouge, State of Louisiana on the 13th day of FEBRUARY,2002 , at a meeting of the State Mineral Board of the State of Louisiana; and

         WHEREAS, by resolution duly adopted, the State Mineral Board accepted the bid of TAYLEX, INC. whose mailing address is P. O. BOX 52934, LAFAYETTE, LA 70505-0000 (hereinafter referred to as "Lessee") as being the most advantageous to the State of Louisiana:

         NOW THEREFORE, be it known and remembered that the State Mineral Board of the State of Louisiana, acting under said authority for and in behalf of the State of Louisiana, as Lessor, does hereby lease, let, and grant exclusively unto the said Lessee, and Lessee's successors and assigns, the property described below for the purpose of exploring by any method, including but not limited to geophysical and geological exploration for formations or structures and prospecting and drilling for and producing oil, gas, and any other liquid or gaseous minerals in solution and produced with oil or gas, hereinafter sometimes referred to for convenience as oil, gas or other liquid or gaseous mineral. In connection therewith Lessee shall have the right to use so much of the property as may be reasonably necessary for such operations, including but not limited to storing minerals and fluids in facilities or by means other than subsurface storage; laying pipelines; dredging canals; and building roads, bridges, docks, tanks, power stations, telephone and electric transmission lines, and other structures and facilities. The leased property, situated in the Parish of SAINT CHARLES, State of Louisiana, is more fully described as follows:

ENTIRE TRACT 34127 - St. Charles Parish, Louisiana
All of the lands now or formerly constituting the beds and bottoms of all water bodies of every nature and description and all islands and other lands formed by accretion or reliction, except tax lands, owned by and not under mineral lease from the State of Louisiana on February 13, 2002, situated in St. Charles Parish, Louisiana, within the following described boundaries: Beginning at a point having Coordinates of X = 2,334,900.00 and Y = 405,800.00; thence South 15,600.00 feet to a point having Coordinates of X = 2,334,900.00 and Y = 390,200.00; thence West 16,800.00 feet to a point having Coordinates of X = 2,318,100.00 and Y = 390,200.00; thence North 15,600.00 feet to a point having Coordinates of X = 2,318,100.00 and Y = 405,800.00; thence East 16,800.00 feet to the point of beginning, LESS AND EXCEPT any portion of the above described tract lying inside the boundaries of the Salvador Wildlife Management Area, containing approximately 1,728 ACRES, as shown outlined on a plat on file in the Office of Mineral Resources, Department of Natural Resources. All bearings, distances and coordinates are based on Louisiana Coordinate System of 1927 (South Zone).

         NOTE: The State of Louisiana does hereby reserve, and this lease shall be subject to, the imprescriptible right of surface use in the nature of a servitude in favor of the Departtnent of Natural Resources, including its Offices and Commissions, for the sole purpose of implementing, constructing, servicing and maintaining approved coastal zone management and/or restoration projects. Utilization of any and all rights derived under this lease by the mineral lessee, its agents, successors or assigns, shall not interfere with nor hinder the reasonable surface use by the Department of Natural Resources, its Offices or Commissions, as hereinabove reserved.

          This lease excludes free sulphur, potash, lignite, salt and other solid minerals. Lessee shall not have any rights to exptore, drill for, mine, produce or take any action whatsoever in regard to any such solid mineral deposits.

          Notwithstanding any language herein to the contrary, the rights granted herein exclusively to the mineral Lessee shall be subject to the surface usage for seismic and geophysical exploration by any seismic permittee of the state whose valid permit predates the effective date of this mineral lease and includes all or a portion of the surface area encompassed within the geographical boundary of the leased premises herein. The said seismic permittee shall owe the mineral Lessee no duty to share seismic or geophysical information acquired under the predating permit nor to reimburse the mineral Lessee for surface usage, but said seismic permittee shall not unreasonably interfere with the mineral Lessee's exercise of its rights acquired hereunder and shall owe the mineral Lessee reasonable reimbursement for any actual damages caused by the seismic or geophysical operations carried out under the predating permit.

         Further notwithstanding any language herein to the contrary, the rights granted herein exclusively to the mineral Lessee shall be subject to the surface usage for coastal restoration, reclamation and conservation projects promulgated, funded and effected through the Department of Natural Resources and its divisions, whether solely or in conjunction with other state, local or federal governmental agencies or with private individuals or entities. The mineral Lessee, in the exercise of its exclusive rights granted hereunder, shall utilize the best technology available, including directional drilling so as to minimize interference with the ongoing surface usage entailed in the development, construction and maintenance of the said coastal restoration, reclamation and conservation projects which will now or may utilize a1l or a portion of the premises leased for mineral exploration and development herein. Rights to geothermal resources are specifically excluded front this lease.

          1. Lessee has this day paid to Lessor a cash payntent of Five Hundred Thirty-Five Thousand. Six Hundred Eighty and No/100ths ($535,680.00) Dollars one-half (l/2) of which is bonus as full and adequate consideration for every right granted hereunder and not allocated as mere rental for a period, and one-half (1/2) of which is rental for the first year of this lease.

         2. Subject to the other provisions hereof this lease shall be for a term of Three (3) years from the date hereof (herinafter called "primary term") and as long thereafter as oil, gas or other liquid or gaseous mineral is produced hereunder in paying quantities or any operatiou is conducted, payment is made, or condition exists, which continues this lease in force, according to its terms.

         3. If actual drilling operations are not commenced hereunder on the leased premises in good faith on or before one year from the date hereof, this lease shall then terminate unless Lessee on or before the expiration of that period shall pay or tender to the Lessor the sum of Two Hundred Sixtv-Seven Thousand, Eight Hundred Forty and No/100ths ($267,840.00) Dollars (hereinafter called "rental") which shall not be less than one-half of the above cash payment and which shall extend for twelve (12) months the time within which drilling operations may be commenced. Thereafter, annually, in like manner and upon like payments or tenders, all of Lessee's rights hereunder may be maintained without actual drilling operations for successive periods of twelve (12) months each during the primary term. Payment or tender of rental may be made by check or draft of Lessee made payable to the order of Office of Mineral Resources and delivered or mailed by registered mail to said office on or before the rental paying date.

         4.(a) If on any rental paying date actual drilling operations are being conducted on or production in paying quantities is being obtained from the leased premises, no rental shall be due for the annual rental period then commencing; if actual drilling operations be abandoned at any time within a period of ninety (90) days prior to any rental paying date or if production ceases within such ninety (90) days, Lessee shall have a period of ninety (90) days after the date of such abandonment of operations or cessation of production within which to commence or resume production, commence actual drilling operations on the leased premises, or make the rental payment, and the commencement or resumption of production, commencement of such operations, or payment of rental within the ninety (90) day period shall have the same effect as though resumed, commenced, or paid on or before the rental paying date.

         (b) If at the expiration of the primary term oil, gas or other liquid or gaseous mineral is not being produced hereunder but on or before that date (or on or before the end of ninety (90) days following cessation of production or abandonment of a well, if a well be abandoned or production should cease within ninety (90) days prior to the expiration of the primary term) Lessee commences actual drilling or reworking operations on the leased premises in an effort to make the premises produce any such minerals (or production is commenced or resumed during such ninety (90) day period), then this lease shall continue in force so long as such operations are being conducted in good faith without lapse of more than ninety (90) days between cessation of operations and their recommencement whether on the same well or wells or on a different well or wells successively or so long as the production so commenced or resumed is obtained in paying quantities. If at any time or times after the expiration of the primary term production hereunder should for any reason cease or terminate, Lessee shall have the right at any time within ninety (90) days from cessation of production to resume production or actual drilling or reworking operations in an effort to make the leased premises again produce any of such minerals, in which event this lease shall remain in force so long as such operations are continued as above provided. If as a result of any such operations, oil, gas, or other liquid or gaseous minerals be found and produced or the production of any of them be restored, this lease shall continue in force so long as any of them is produced hereunder in paying quantities or this lease is otherwise being maintained as herein provided.

         (c) This lease may be maintained in force by directional drilling operations (deviation from vertical), in which event actual drilling operations shall be considered to have commenced on the leased premises when the drill stem penetrates beneath the surface of the leased premises.

         (d) Wherever used in this lease, "actual drilling operations" means actual drilling (commenced by spudding in) of a new well, or the good faith deepening, sidetracking, or the plugging back or attempted recompletion in a separate interval of an existing well (all such operations being commenced by actual downhole operations); and "reworking operations" means reconditioning, cleaning out, or otherwise attempting in good faith to establish, increase, or restore production in an existing well by downhole operations. "Installation of equipment" to complete a well as a producer, as that phrase is used herein, shall not include the installation of flow lines or other surface facilities of any kind whatsoever needed to produce the well, but refers to that equipment necessary to maintain downhole completion activity. Once commenced, any such operations shall be deemed to continue so long as they are conducted in good faith without lapse of more than ninety (90) days. Actual drilling operations shall be deemed to terminate on the last day actual operations of any kind, such as drilling, testing, or installation of equipment are conducted in good faith for the purpose of attempting to discover minerals or to complete a well as a producer. Reworking operations shall be deemed to terminate on the last day such operations are conducted in good faith for the purpose of establishing, increasing, or restoring production. "Paying Quantities" as used in this lease means paying quantities as defined by Article 124 of the Louisiana Mineral Code, provided that in addition thereto, and notwithstanding the provisions of Article 125 of said Code, the royalties payable on such production must also be sufficient to constitute a serious or adequate consideration to Lessor to maintain this lease in effect.

         5. The obligations set forth in this Article are applicable only to wells drilled on property which is not part of a pooled unit containing all or any portion of the leased property. Such property is hereinafter described in this Article as "adjoining property."

         (a) If at any time during or after the primary term there is completed on adjoining property a well located within six hundred and sixty (660) feet of the leased premises (or within any spacing or pooling unit distance greater than 660 feet established by the Commissioner of Conservation) and such well produces oil, gas, or other liquid or gaseous mineral in paying quantities for twenty
(20) days (which need not be consecutive) during any period of thirty (30) days, or produces its monthly allowable during such thirty (30) day period, rebuttable presumptions will arise: (1) that the leased premises are thereby being drained;
(2) that the leased premises are not being reasonably protected from drainage by any well or wells on the leased premises or land pooled therewith; and (3) that an offsetting well on the leased premises would be economically feasible. If Lessee is the operator of or has a working interest in the adjoining property, Lessee will begin actual drilling operations for a well on the leased premises within ninety (90) days after the end of the above thirty (30) day period. In all other cases Lessee shall be required to begin such operations only within ninety (90) days after receipt of written notice from the Board of the expiration of the above thirty (30) day period. No offset well shall be necessary if, on or before the maturity date of the offset obligation or any deferred maturity date as herinafter provided, any of the stated presumptions is rebutted or a unit for the well in question embracing all of part of the leased premises is formed by agreement with the Board or by order of the Commissioner of Conservation.

         In 1ieu of commencing operations for an offset well as above provided, Lessee may, at Lessee's option, commence compensatory payments equal to the royalties herein provided, computed on one-half (1/2) of the oil, gas, or other liquid or gaseous mineral produced by the well in question on and after the date operations would have otherwise been commenced, value to be determined in accordance with the provisious of Article 6 of this lease. Such payments may be commenced on or before sixty (60) days after the date operations would otherwise have been commenced, but shall include any accrued compensatory payments. Thereafter, payments shall be due monthly in accordance with Article 6(g). Lessee shall not be in default in either commencing compensatory payments or in making further payments as above provided if despite due diligence Lessee is unable timely to obtain the production information on which such payments are to be based. In any such case, however, Lessee must on or before the due date of the payments, notify the Board in writing of Lessee's inability to make such payment, the reasons therefor, and Lessee's intent to make such payment at the earliest reasonable time. Compensatory payments may be continued, at Lessee's discretion, for not more than one year from the date on which offset operations would otherwise have been commenced. At the end of that time, or within thirty
(30) days from the end of any lesser period for which payments are made, Lessee shall comply with this offset obligation if the producing well continues to produce in paying quantities or to produce its allowable and the other conditions making this obligation operative are existent. The right to make compensatory payments is intended to permit Lessee to evaluate further the producing well, and the making of such payments shall not of itself be sufftcient to maintain this lease if the lease is not otherwise being maintained in force and effect; however, the making of any such payments shall not prejudice Lessee's right to rebut any of the above enumerated presumptions.

         (b) In addition to the specific offset drilling obligation above provided, Lessee agrees to drill any and all wells necessary to protect the leased premises from drainage of oil, gas, or other liquid or gaseous mineral by a well or wells on adjoining property or to take any other steps reasonably necessary to protect the leased premises against such drainage, including, but not limited to, obtaining the formation of appropriate drilling or production units. If Lessee is the operator of or has a working interest in any well on adjoining property. Lessee shall be obligated to begin actual drilling operations for a well on the leased premises or to take such other steps as may be reasonable necessary to protect the leased premises within ninety (90) days from the time lessee knows or reasonably should know that drainage is occurring. In all other cases Lessee shall be obligated to begin such operations or take such other steps only within ninety (90) days after receipt of written notice from the Board.

         (c) In those instances in which notice is expressly required under paragraph (a) or (b), above, damages, if due, shall be computed only from the date on which notice is received or, if Lessee commences compensatory payments, the date on which such payments are discontinued. In those instances in which there is no requirement of notice under (a) or (b), above, damages, if due, shall be computed from the time Lessee knew or reasonably should have known drainage was occurring. Written notice containing a demand for performance shall be necessary as a prerequisite to any action for cancellation of the lease by Lessor for nonperformance of any obligations of Lessee to protect the leased premises against drainage.

         6. Unless Lessor elect to take in kind all or any part of the portion due lessor as royalty on minerals produced and saved hereunder, which option is hereby expressly reserved by Lessor pursuant to L.R.S. 30:127 C and which is to be exercised by written notice by Lessor to Lessee at any time and from time to time while this lease is in effect and either prior or subsequent to acceptance by Lessor of royalties other than in kind, it being understood that nothing contained in this lease or in the rider attached hereto shall ever be interpreted as limiting or waiving said option, Lessee shall pay to Lessor as royalty:

         (a) Twentv-Two and Five-Tentins Percent (22.5%) of the value, as hereinafter provided, of all oil, including condensate or other liquid mineral, produced and saved or utilized by methods considered ordinary production methods at the time of production. The value of such oil shall not be less than the average price for oil of like grade and quality posted for the field in which this lease is situated. If there is no price posted for the field in which this lease is situated, the value of such oil shall be not less than the average of prices posted for oil of like grade and quality for the three fields nearest to the field in which this lease is situated for which such prices are posted. If Lessee enters into an oil sales contract which, at the time of execution, provides for a price equal to or in excess of the appropriate average price referred to in the two preceding sentences, the price payable under the terms of the contract at the time such oil is run shall be the value of such oil, even though the appropriate average changes during the life of the contract; however, any such contract must have been prudently negotiated under the circumstances existing at the time of execution. If Lessee is unable, after diligent effort, to sell such oil for a price equal to or in excess of the appropriate average price and Lessee consequently negotiates a contract to sell such oil to an independent party at a lesser price, the value of such oil for the duration of any such contract (but not in excess of one year) shall be the price received by Lessee under such contract.

         Lessee shall not make any deduction whatsoever for the cost of any operation, process, facility, or other item considered to be a production function or facility at the time such oil is run. Without limiting the foregoing sentence and without regard to classification as production costs, or otherwise, the following costs are not to be deducted from the value of production: (1) costs incurred for gathering or transporting production in the field; (2) costs incurred for handling, treating, separating, or in any way processing production to make it marketable by methods considered ordinary at the time such oil is run; and (3) the cost of storage on the lease or in the field. The performance of any producing function or any function mentioned in clauses (2) and (3) of the foregoing sentence at a commingled facility in or outside the field in which this lease is situated shall not make the cost of any such function deductible.

         If Lessee delivers such oil at a point outside the field in which this lease is situated, Lessee may deduct front the value of such oil the actual costs of transportation from the field to the point of delivery by meany of facilities belonging to an independent party. If such transportation is by means of facilities owned by one other than an independent party, Lessee may deduct the actual cost of such transportation, but only if such cost is no greater than the fair value of the services performed; if actual cost is greater than fair value, the fair value shall determine the amount deductible; However, if the facilities used are regulated as a common carrier by a state or federal regulatory agency, the authorized tariff chargeable for the services rendered and paid by Lessee shall be deemed the fair value of such services. If such transportation is by means of any facilities owned by Lessee, Lessee may deduct from the value of production a reasonable sum for such services, computed as follows: the amount deductible shall include only (1) the direct cost of operation and maintenance, including cost of labor, direct supervision, fuel, supplies, ordinary repairs, and ad valorem taxes; and (2) depreciation of the facility computed over the estimated life of the field.

         If Lessee receives any compensation for any function or process for which Lessee is responsible to Lessor without right to deduct costs, including, but not limited to, (1) handling, gathering, or transporting such oil, or (2) treating or processing such oil by ordinary methods to make it marketable, the amount of such compensation shall be added to the value of such oil when computing royalties. If Lessee is deducting costs for any functions for which he is also receiving compensation, deductions may be made only to the extent they are in excess of any such compensation.

         (b) Twentv-Two and Five-Tenths Percent (22.5%) of the value as hereinafter provided, of all gas, including casinghead gas, produced and saved or utilized by methods considered as ordinary production methods at the time of production. When such gas is sold by Lessee to an independent party under an arms' length contract prudently negotiated under the facts and circumstances existing at the time of its execution, the value of such gas and of gas utilized by Lessee shall be the price received by Lessee for such gas under the contract. If the purchaser is not an independent party but the contract would have been considered prudently negotiated under the facts and circumstances existing at the time of its execution if made with an independent party, then the value of the gas shall be the price received by Lessee under the contract; if the contract would not have been considered prudently negotiated if made with an independent party, the value of such gas shall be its fair value at the time of production but not less than the average of the prices paid for gas of like kind and quality firom the field from which such gas is being produced, or if no gas is being sold from that field, the average of prices paid for gas of like kind and quality in the three nearest fields in which gas of like kind and quality is being sold, all comparisons to be with contracts made in the same market (either interstate or intrastate) and for the sale of similar quantities of gas. In all other cases the value of such gas shall be the average stated in the last clause of the preceding sentence.

         Except as expressly permitted herein, Lessee shall not make any deduction whatsoever for the cost of any operation, process, facility, or other item considered to be a producing function at the time such gas is produced. Without limiting the foregoing sentence and without regard to classification as production costs or otherwise, the following costs are not to be deducted from the value of production: (1) costs incurred for gathering or transporting production in the field; or (2) costs incurred for dehydrating, decontaminating, or in any way processing production to make it marketable by methods considered ordinary at the time such gas is produced. The performance of any producing function or any function mentioned in clause (2) of the foregoing sentence at a commingled facility in or outside the field in which this lease is situated shall not make the cost of any such function deductible. Without regard to classification as production costs or otherwise, Lessee may deduct costs incurred for compression of gas at a point in or adjacent to the field for insertion into a purchaser's line or into a line owned by Lessee or a carrier for transportation to a point of delivery outside the field.

         If Lessee delivers such gas at a point outside the field in which this lease is situated, Lessee may deduct from the value of such gas a reasonable sum for transportation from the field to the point of delivery by means of facilities belonging to an independent party, not in excess of actual cost. If such transportation is by means of facilities owned by one other than an independent party, Lessee may deduct the actual cost of such transportation, but only if such cost is no greater than the fair value of the services performed; if actual cost is greater than fair value, the fair value shall determine the amount to be deducted. If such transportation is by means of any facilities owned by lessee, lessee may deduct from the value of production a reasonable sum for such services, computed as follows: the amount deductible shall include only
(1) the direct cost of operation and maintenance, including cost of labor, direct supervision, fuel, supplies, ordinary repairs, and ad valorem taxes; and
(2) depreciation of the facility computed over the estimated life of the field.

         If Lessee receives any compensation for any function or process for which Lessee is responsible to Lessor without right to deduct costs, including but not limited to, (1) gathering or transporting such gas or (2) dehydrating, decontaminating, or in any way processing production to make it marketable, the amount of such compensation shall be added to the value of such gas when computing royalties. If Lessee is deducting costs for any functions for which he is also receiving compensation, deductions may be made only to the extent they are in excess of any such compensation

         (c) In addition to the separation of condensate or other liquid mineral from gas by ordinary production methods (as to which Lessor shall receive royalties above provided and for which separation no charge may be made by Lessee), gas produced hereunder, including casinghead gas, may be processed in a gasoline or other extraction plant in or serving the field, and products may be recovered therefrom either directly by Lessee or under contracts executed by Lessee. If Lessee enters into a contract for the processing of gas with an independent party or parties under which such party or parties retain in kind a portion of the products recovered from or attributed to such gas as consideration for processing, Lessee shall pay the royalty provided for gas in paragraph 6(b) based on the value, as hereinafter determined, of Lessee's share of such products under such contract. In all other cases Lessee shall pay the royalty provided for gas in paragraph 6(b) based on the value, as hereinafter determined, of the total products recovered, after deducting therefrom the costs of processing as specified below.

         The value of such products (or Lessee's share thereof) in the cases above provided shall be the price or prices received by Lessee if sold under a contract or contracts prudently negotiated under the facts and circumstances existing at the time of execution with an independent party or parties. If such products are not sold to an independent party but are sold under a contract which would have been considered prudently negotiated if executed with an independent party, the value of such products (or Lessee's share thereof) shall be the price or prices received by Lessee. If such products are not sold to an independent party under a prudently negotiated contract or are sold to one other than an independent party under a contract which would not have been considered prudently negotiated if executed with an independent party, the value of the products shall be their fair market value at the plant at the time sold. The value of any such products (or Lessee's share thereof) not sold under any contracts shall be the fair market value at the plant for such products, or if no products are being sold at the plant, the average of the market values for like products of the same grade and quality at the three nearest plants at which such products are being sold.

         When the cost of processing is not met by retention by the processor of a share of the products or in any other case in which Lessee is to deduct from the value of such products the cost of processing, the charges shall be determined as follows. If the gas is processed by an independent party or parties under a contract prudently negotiated under the facts and circumstances existing at the time of execution, the charges deducted shall be those provided in such contract. In all other cases, including processing by those other than an independent party or parties and those in which Lessee itself or in conjunction with others owns the plant, the charges should be determined by contract between Lessee and Lessor. In the absence of such a contract the charges to be deducted shall include only the proportionate part of (1) the direct cost of operating and maintaining the plant, computed annually, including cost of labor and on-site supervision, materials, supplies, and ordinary repairs; (2) plant fuel and shrinkage; (3) depreciation of the plant computed over the life or lives of the field or fields served by the plant, or by such other method as is agreed upon by Lessor and Lessee; and (4) ad valorem taxes.

         In all of the cases provided for in this paragraph, Lessor shall be entitled to the royalty for gas provided in paragraph (b) of this Article based on the value of Lessee's share of the residue gas sold or otherwise disposed of after processing.

         (d) If at any time or times (during or after the primary term) there is on the leased premises a well or wells capable of producing gas in paying quantities, which fact has been duly verified and confirmed in accordance with Lessor's requirements for proof thereof, but gas is not being used or marketed therefrom becanse of the lack of a reasonable market or marketing facilities or governmental restrictions and if this lease is not then being otherwise maintained by separate operations or production, this lease shall, nevertheless, remain in full force and effect for a period of ninety (90) days after cessation of such production or such operations or the shutting in of such well. If, on or before the expiration of the ninety (90) day period, production or operations shall not have been commenced or resumed, Lessee, in order to maintain the lease in force thereafter, shall commence semi-annual payments to the Lessor at the rate and in the manner provided hereinbelow and thereby maintain the lease in full force and effect during the periods covered by such payments; however, if the ninety (90) day period should expire during the first year of the primary term or during any year for which a rental has previously been paid, the initial payment hereunder shall not be required until the next anniversary date of the lease. The first payment, if made, shall be tendered on or before the expiration of the ninety (90) day period or the appropriate anniversary date, as the case may be, and shall maintain this lease for six (6) months, commencing from the expiration of the ninety (90) day period or the anniversary date. Subsequent payments shall be made at six (6) month intervals thereafter (herein referred to as "shut-in payment dates"). Unless additional payment-periods are earned as hereinafter provided, Lessee's right to make such payments shall continue for six (6) semi-annual periods (the total of which is herein called "initial payment period"). Each semi-annual payment shall be at the rate of twenty-five dollars ($25.00) per acre for the number of acres then covered by this lease, but no payment shall be less than five hundred dollars ($500.00). Each payment shall maintain this lease in full force and effect for a period of six (6) months, and during each period for which a payment has been made, it shall be considered that gas is being produced hereunder for all purposes hereof, but especially under the provisions of Articles 2, 4, 7, and 9; however, if the provisions of this paragraph 6(d) are in conflict with those of any other articles hereof, the provisions of this paragraph shall be controlling.

         If on any shut-in payment date, actual drilling operations are being conducted on or actual production of oil, gas or other liquid or gaseous mineral in paying quantities is being obtained from the leased premises, no shut-in payment shall be due until the next shut-in payment date; however, the running of the initial payment period shall not be suspended or interrupted, and the same shall be true of any extension of that period by additional shut-in periods earmed as hereinafter provided.

         The initial payment period may be extended in the following manner. Lessee may earn two (2) additional six (6) month shut-in payment periods beyond the initial payment period for each additional well drilled or completed after completion of the shut-in well on which the initial shut-in payment was made (whether such additional wells are dry holes, producers, or shut-in wells). To qualify as a well "completed" after the first shut-in well, the completion must be in another hole, and no more than one completion will be counted for each additional hole regardless of the number of sands in any such hole. The aggregate additional periods (hereinafter referred to as "additional periods") so earned shall not exceed a total of six (6). The first of any additional periods shall commence from the date on which the initial payment period would have expired and the initial payrnent period, thus extended, shall continue to run from that date, regardless whether Lessee is actually required to make any additional payments. The Board and Lessee may by mutual agreement provide for further six (6) month periods (hereinafter called "further periods") beyond the initial payment period and any extension thereof.

         If the end of the initial payment period falls within the primary term of this lease and at a time when there is a remaining rental date which would permit Lessee to maintain this lease by payment of rentals, Lessee may commence or resume the payment of rentals on the next anniversary date of this lease or may maintain this lease by any other means permitted under paragraphs 4(a) and 4(c). If the end of the initial payment period or any extension thereof falls within the last year of the primary term, it shall be considered that production has ceased under the terms of paragraph 4(a), and no rental shall be due for the remainder of the primary term. If the end of the initial payment period, any extension thereof, or any further period falls on or after the expiration date of the primary term and there are no operations or actual production sufficient to maintain this lease under the provisions of paragraphs 4(b) and 4(c), this lease shall terminate.

         The provisions of this paragraph shall be applicable to any well with a gas/oil ratio such that the Commissioner of Conservation will not permit its operation without use or sale of the gas.

         Tender or acceptance of a shut-in payment or payments shall not free Lessee of any obligation to develop this lease as a prudent operator or to exercise diligent efforts to obtain a market for the gas so discovered.

         (e) Twentv-Two and Five-Tenths Percent (22.5%) of any and all other liquid or gaseous minerals in solution and produced with oil or gas and saved or utilized, which are not specifically mentioned herein, said royalties to be delivered or paid when marketed or utilized as is the accepted practice in such matters.

         (f) In all cases, Lessor's royalty shall be calculated and paid after deduction of all severance or production taxes.

         (g) The first payment of royalty shall be made within one hundred twenty (120) days following commencement of production from, or allocation of production to the leased premises, except that in the case of any production from or allocable to the leased premises, which has occurred prior to the date of but which is deemed to be covered by this lease, Lessee hereby agrees to pay Lessor's royalty on all such prior production within one hundred twenty (120) days from the date of this lease. Thereafter, royalty on oil, including condensate or other liquid mineral, produced and saved at the well by ordinary production methods shall be paid by the 25th of each month for production of the previous month; and royalty on gas, including liquids or other products extracted or processed from gas other than by ordinary production methods, or other liquid or gaseous mineral not specifically mentioned shall be paid on or before the 25th day of the second month following that in which produced or extracted or processed. In the event any royalty payment is not correctly or timely made, the remedies provided by L.A.R.S. 31:137 through 142 relative to notice, damages, interestest, attorney fees, and dissolution shall be applicable, except that interest shall be payable thereon until paid without any requirement for prior written notice by Lessor to Lessee.

         (h) For all purposes of this Article 6 "independent party" means a company, firm, or other business unit which is not: (1) a direct part of Lessee's corporate or other business structure; (2) a wholly owned or actually controlled subsidiary corporation or other business unit of Lessee; (3) a parent corporation of Lessee; or (4) a wholly owned or actually controlled subsidiary of Lessee's parent corporation.

         7. (a) Lessee may surrender all or any portion or portions of the leased premises at any time this lease is in effect and thereby be relieved of all obligations thereafter accruing under this lease as to the portions surrendered; however, no partial release or surrender shall reduce or otherwise affect the amount of rentals provided for in Article 3 of this lease. Nor shall any release of the lease, in whole or in part, relieve original Lessee or any of its successors or assigns of any obligations to plug and abandon wells, clean up the well or production site, or any other obligations arising under Commissioner of Conservation rulings or regulations pertaining to the status of well sites.

         (b) In the event of initial cancellation or forfeiture of this lease Lessee may retain forty (40) acres around each well capable of or producing oil and one hundred sixty (160) acres around each well producing gas and around each shut-in well capable of producing gas in paying quantities (including wells drilled under this lease by directional drilling). if any well is then being worked on or being drilled, Lessee shall have the right to complete such operations, and in the event any such operations result in completion of a well capable of producing oil or gas in paying quantities, Lessee may retain acreage around each such well as above provided. Retained acreage around any well shall form as near a square tract as is practical. If any acreage covered by this lease shall have been included in a unit established by the Commissioner of Conservation, or by conventional agreement, or if any such acreage shall have been assigned to a producing or shut-in well under statewide allowable orders of the Commissioner and such acreage is actually being drained by the well or would be drained by it if the well were produced, Lessee may retain all the acreage included in such unit or units or so assigned for allowable purposes. Thereafter, each area so retained by Lessee shall be subject to the terms of this lease as regards future maintenance thereof.

         (c) Within ninety (90) days after expiration or termination by its own terms of this lease or any portion thereof, either during or after the primary term hereof, Lessee shall execute and record an appropriate release evidencing such expiration or termination, and shall also supply Lessor with a copy or copies thereof properly certified by the recorder or recorders of the parish or parishes in which the leased premises are located. In the event Lessee fails to timely comply therewith, Lessee shall be liable for reasonable attorney fees and court costs incurred in bringing suit for such cancellation, and for all damages resulting therefrom. It is agreed, however, that damages to be paid by Lessee to Lessor shall be One Hundred Dollars ($100.00) per day for each day of non-compliance after expiration of said ninety (90) day period, regardless of whether suit is filed for cancellation, and for such additional compensatory damages as Lessor may prove. Lessee, its successors or assigns, hereby waives any further notice of default or otherwise and confesses judgment as regards the liquidated damages accruing as herein set forth.

         8. It is further agreed and understood that the rights of Lessee may be assigned or transferred in whole or in part, but no transfer or assignment whether in whole or in part, in relation to this lease shall be valid unless such transfer or assignment be approved by the Lessor.

         9. Lessee may, with the consent and approval of Lessor pool or combine the acreage covered by this lease (or any portion thereof) with any other property, lease, or leases (or portions thereof). Operations on or production of minerals from, or the existence of a shut-in gas well on, any portion of a unit, including units created by the Commissioner of Conservation or by conventional agreement, in which all or any part of the leased premises is embraced shall have the same effect under the terms of this lease as if it had occurred on the leased premises.

         10. Should Lessee apply or give notice of intent to apply to the Commissioner of Conservation for the creation of any unit or units which would include all or any portion of the leased premises. Lessee shall furnish Lessor with a copy of the notice or application, each accompanying unit plat, and all other attached information either at the time the application is filed with the Commissioner or at the time required by applicable orders or regulations of the commissioner for furnishing such information to any parties entitled to receive it, whichever is earlier. If a unit or units including all or any part of the leased premises are created by order of the Commissioner, Lessee shall submit to Lessor a survey plat of each unit or units so created.

         11. Upon request by Lessor, Lessee shall furnish Lessor any or all of the following types of data relating to wells drilled on the leased premises or lands pooled therewith: (1) all wire line surveys in open or cased holes, including, but not limited to, all electrical and radio activity logs, porosity logs of all types and directional surveys; (2) core descriptions of both sidewall samples and conventional cores; (3) drill stem and production test data; (4) daily drilling reports to be supplied weekly; and (5) production data, current and cumulative, including oil, gas and water production, surface and subsurface pressures. Lessee shall also furnish Lessor with any other information and data requested by Lessor to keep Lessor fully informed that Lessee is complying with the provisions of this Lease in good faith, and developing and operating the leased premises as a reasonably prudent operator for the mutual benefit of Lessor and Lessee. Any information furnished by Lessee to Lessor or otherwise examined and studied by Lessor shall be retained in confidence. Nothing in this Article shall require that Lessee furnish or permit inspection of any interpretation of any of the types of data referred to above, and nothing herein shall be construed as requiring Lessee to secure any such data solely for the purposes of this Article. Lessor's representatives shall have access at all reasonable times to examine and inspect Lessee's records and operations pertaining to the leased premises or lands pooled therewith.

         12. Lessee shall be obligated to plug and abandon all wells on the premises no longer necessary for operations or production on this lease, and to remove from the premises all structures and facilities serving said wells, all at Lessee's sole risk, cost and expense and subject to compliance with laws, rules and regulations. Failure of Lessee to do so within a reasonable time shall subject Lessee to and make Lessee liable for any and all costs or expenses of any kind incurred by the State for removing said facilities, but in no instance shall title to or ownership of said facilities antomatically vest in or transfer to the State nor shall said facilities be deemed "improvements" to the leased premises for purposes of vesting title in same to the State. Prior to the date of first production from any site on this lease, Lessee shall create or cause to be created, under the direction of the Commissioner of Conservation pursuant to the Memorandum of Understanding among the Department of Natural Resources, the Commissioner of Conservation and the State Mineral Board dated Angust 8, 1995, a Site Specific Trust Account to be funded in a manner satisfactory to the Commissioner of Conservation in accordance with the rules and regulations promulgated under L.R.S. 30:80, et seq. The Site Specific Trust Account shall be reassessed and, if necessary, modified by the Secretary of the Department of Natural Resources and the Commissioner of Conservation prior to the date of first production of each additional wel1. In connection therewith, the right of Lessee to draw and remove casing from wells and to further remove any facilities no longer utilized in the operations or production on this lease is recognized, provided such right is exercised by Lessee not later than one year after termination of this lease or portion thereof on which the well is located. If such right of salvage is not timely exercised, Lessee shall be subject to and liable for any costs or expenses of any kind incurred by the State in removing or disposing of casing or other facilities, but under no circumstances shall title to said salvage transfer to or vest in the State nor shall it be forfeited by Lessee to the State. In addition to restoration of the leased premises as contemplated and required by this lease, Lessee shall be responsible for all damages to the leased premises, and in addition and without limitation for all damages to any timber, crops, roads, buildings, fences, and other improvements thereon.

          13. If at any time Lessee is maintaining this lease by actual drilling or reworking operations or by actual production and Lessee is prevented from continuing or resuming such operations or production by major storm, major flood, or other similar natural disaster or by a major accident beyond Lessee's control such as a blowout, fire, or explosion and if Lessee cannot by reason of any such occurrence maintain this lease on any rental date by continuing any such operations or production or cannot maintain this lease beyond the primary term by continuing such operations or production, this lease shall not terminate and no rental shall be due so long as Lessee is so prevented from continuing or resuming such operations or production and is making diligent efforts to eliminate the effect of such occurrence. Lessee shall notify Lessor in writing within a reasonable time after such occurrence for the provisions hereof to become effective and applicable. The primary term shall in no event be extended for more than one (1) year; and provided further that nothing herein shall suspend payment of delay rental to maintain this lease during the primary term in the absence of drilling or production.

          14. If on the date of this lease all or any portion of the leased premises is included in a unit established by order of the Commissioner of Conservation, Lessee agrees to pay royalty on all oil, gas or other liquid or gaseous mineral produced and saved or utilized and attributable to the leased premises from the date of such unit regardless whether all development and operating costs chargeable to the leased premises have been paid.

          15. Lessee hereby agrees to indemnify, hold harmless and defend Lessor against any and all claims, demands or suits for bodily injury, death, property damage or loss of any kind by Lessee or Lessee's employees, agents, subcontractors and their employees or agents and by any third parties which arise out of or result from or which are in any way connected with Lessee's operations, whether resulting from the sole or concurrent negligence of Lessor, Lessee or other parties operating hereunder.

          16. In all suits arising out of this contract, the parties hereto agree that Louisiana Law shall govern, and that the state courts of Louisiana shall be the proper forum, unless such suit is required to be filed in or is removed to any federal court in this state.

          17. Notwithstanding any provisions to the contrary in this Lease or in the rider attached hereto, this Lease is granted and accepted without any warranty of title and without any recourse against Lessor whatsoever, either expressed or implied. It is expressly agreed that the Lessor shall not be required to return any payments received hereunder or be otherwise responsible to Lessee therefor.

          18. In the event of any bona fide dispute or litigation involving Lessor's ownership or title to any portion of the leased premises, Lessee agrees to promptly notify Lessor in writing of the nature of said adverse claim in reasonable detail, identifying the adverse claimant, and the basis and extent of Lessee's accountability to said adverse claimant for any oil, gas or other liquid or gaseous mineral produced from or attributable to such portion of the leased premises. Pending final and definitive adjudication or other settlement of said title dispute or litigation the royalties payable hereunder on oil, gas or other liquid or gaseous mineral produced from or attributable to only such portion of the leased premises may be reduced by Lessee, with prior written consent of Lessor, to one-half (1/2) of the royalties on production of said minerals herein elsewhere stipulated, but not below the minimum royalties of one-eighth (I/8th) on said minerals as required by L.R.S. 30: 127, said reduced royalties on said minerals to be computed and paid or delivered to Lessor in the same manner as the royalties on said minerals herein elsewhere stipulated. Pending final and definitive adjudication or other settlement of said dispute or litigation, Lessee shall pay or deliver and Lessor shall accept said reduced royalties on production of said minerals as full payment of all royalties due hereunder on production of said minerals from said portion of the leased premises; and, Lessee shall have no right to suspend, fail to pay or recover said reduced royalties on production of said minerals. When said title dispute or litigation shall be finally resolved, whether by final and definitive judgment of court or other settlement, then the payment or delivery of said reduced royalties on production of said minerals shall cease, effective as of the effective date of said final and definitive adjudication or other settlement; and, from and after the effective date thereof, but not retroactively, royalties on said production of said minerals shall be paid or delivered in accordance with said final and definitive adjudication or other settlement and pursuant to the other provisions of this lease. All of the foregoing provisions of this paragraph are subject to Lessee's right to release as otherwise provided in this lease.

THUS DONE, READ, ACCEPTED, AND SIGNED by the parties hereto in the presence of the respective undersigned witnesses, as of the 18th day of February, A.D. 2002, which shall be the date of this lease for all purposes.

WITNESSES to the signature of Lessor:

  ____________________                         STATE MINERAL BOARD
  Lynester Henderson                           By:___________________,Chairman
                                               For the State of Louisiana,Lessor
  ____________________                         Monica T. Surprenant
  Mary Beth Kling


WITNESS to the signature of Lessee:            TAYLEX INC.

______________________________                 BY:_________________________
                                                  THOMAS C. GRAY, PRESIDENT

______________________________                 _________________________________
                                                         For Lessee


                                 WITNESS FORM OF
                     ACKNOWLEDGMENT FOR STATE MINERAL BOARD

STATE OF LOUISIANA
PARISH OF EAST BATON ROIJGE

         Before me, the undersigned authority, personally came and appeared Mary Beth Kling, who by me being first duly sworn, deposed and said:

         That he/she is one of the witnesses to the execution of the foregoing instrument and that he/she saw Monica T. Surprenant sign said instrument as Chairman of the State Mineral Board for and on behalf of the State of Louisiana, in the presence of appearer and Lynester Hendersor the other subscribing witness. Sworn to and subscribed before me on this the 25th day of February, 2002

                                               ---------------------------------
                                               Mary Beth Kling          Appearer

-----------------------------
         Notary Public


                                 WITNESS FORM OF
                       ACKNOWLEDGMENT FOR CORPORATE LESSEE

STATE OF LOUISIANA
PARISH OF LAFAYETTE

         Before me, the undersigned authority, personally came and appeared KARL BOURQUE, who by me being first duly sworn, deposed and said:

         That he/she is one of the witnesses to the execution of the foregoing instrument and that he/she saw THOMAS C. GRAY execute said instrument as PRESIDENT of TAYLEX, INC as the free act,and deed of said corporation in the presence of appearer and FRED PERRY, the other subscribing witness,

Sworn to and subscribed before me on this the
  13th   day of    MARCH      ,. 2002     .       ______________________________
 ------         ------------   ---------             KARL BOURQUE    Appearer

----------------------------
         Notary Public

                                 WITNESS FORM OF
                      ACKNOWLEDGMENT FOR INDIVIDUAL LESSEE

STATE OF_____________________________
________________ OF ___________________________

         Before me, the undersigned authority, personally came and appeared _____________________________, who by me being first duly sworn, deposed and said:

         That he/she is one of the witnesses to the execution of the foregoing instrument and that he/she saw ________________________________ execute said instrument as his own free act and deed in the presence of appearer and _____________________, the other subscribing witness.

Swom to and subscrthed before me on this the
 _______day of _____________________, _________.      __________________________
                                                                Appearer

-------------------------------------
           Notary Public

(Rev. 2000)

                        APPROVED RIDER FOR ATTACHMENT TO
                2000 LOUISIANA STATE AND STATE AGENCY LEASE FORMS

I.       Marketing of Natural Gas

         For the purposes of this rider, the term "gas" shall include (i) gas well gas, (ii) gas cap gas produced after depletion of the oil column, and (iii) gas produced during the blow down period in a cycling or other secondary recovery project. These terms are to be construed as same are commonly understood in the oil and gas industry.

         The parties hereto recognize and acknowledge that one of the essential considerations for Lessor entering into the oil, gas and mineral lease to which this rider is attached as a part thereof (herein referred to as the "Lease") is that if a well capable of producing gas in paying quantities is completed on the leased premises, or on lands pooled or unitized therewith, and is completed in a reservoir, or reservoirs, not previously committed to a gas sales contract, as permitted hereinafter, such gas, insofar as attributable to the leased premises, shall be sold to an intrastate market, if such a market is available within a reasonable period of time as hereinafter provided. Therefore, in order to carry out the intentions of Lessor and Lessee in this regard, the parties hereto do hereby and by these presents agree that once a well capable of producing gas in paying quantities has been completed on the leased premises or on lands pooled or unitized therewith, the following agreements shall be thereafter effective:

         (a) In the event such well is completed and qualified as a well capable of producing gas well gas, the Lease shall remain in force notwithstanding Paragraph 6(d) of the Lease without any shut-in payments being due from Lessee to Lessor for an initial period of eighteen (18) months after (a) such completion date, or (b) the effective date of pooling or unitization, as the case may be (herein called the "Initial Period"). During the initial Period, Lessee agrees to make a diligent and good faith effort to obtain an intrastate market for the gas and, if such a market can be obtained, to enter into a gas sales contract for the intrastate marketing of said gas upon the best terms that can be obtained, but on terms customary in the industry for such contracts; or in lieu of obtaining a new intrastate market, Lessee shall have the option to deliver such gas under existing intrastate contracts (including amendments thereto) or take the gas for its own intrastate use. If the gas is delivered under such an existing contract royalty shall be paid thereon as set forth in Paragraph 6(b) of the Lease except that for purposes of determining Prudency of negotiations and value of such gas where applicable under Paragraph 6(b) it shall be considered that the contract was negotiated and executed on the date such delivery commenced. If the gas is taken by lessee for its own intrastate use and royalty is due thereon, such royalty shall be based on the current market value of the gas when so used. It is further provided that if the initial intrastate contract is for a term of five (5) years or less, then if upon its termination, the well is still capable of producing gas in paying quantities, all of the provisions of this rider shall be applicable to the obtaining of a new market for the gas and the initial Period shall be deemed to commence as of the expiration date of the first intrastate contract. In no event, however, shall Lessee be required to sell gas to an intrastate market on terms and conditions less favorable than those which could be negotiated for a sale to an interstate market. Among the conditions to be considered in making this determination are the price to be paid for the gas; the availability and the cost, direct or indirect, to Lessee of a pipeline outlet; length of contract; inclusion of any price escalation; adjustment for BTU content; renegotiation provisions; on-line processing rights and availability of facilities; and rate of take. If, however, at the end of the initial Period Lessee shall not have commenced the delivery of the gas to an intrastate market or shall not have entered into a firm intrastate gas sales contract on the terms and conditions hereinabove set forth, but during such period has drilled, or has commenced operations for the drilling of, an additional well on the leased premises, or on lands pooled or unitized therewith, in an attempt to establish additional gas reserves, or additional producibility, then Lessee, at its option, shall be entitled to an additional six (6) months period (herein called the "Second Period"), commencing at the end of the initial Period, within which to seek an intrastate market for such gas on the basis above set forth. In the event Lessee elects to obtain the Second Period, he shall prior to the end of the initial Period so inform Lessor to that effect in writing and shall identify the additional well drilled or commenced during the initial Period. During the Second Period the Lease shall remain in effect without any shut-in payment being due by Lessee to Lessor.

         (b) As to gas cap gas (i.e. gas which cannot be produced until such time as the oil phase of the reservoir is depleted) and as to gas produced during the blow down period in a cycling or secondary recovery project, the provisions of subparagraph (a) above shall be applicable, except (i) the Initial Period defined in subparagraph (a) above shall not commence until the date on which such gas cap gas or blow down gas is available for production and marketing, and (ii) the Second Period defined in subparagraph (a) above shall not be effective as to any gas covered by this subparagraph (b).

         (c) Lessor and Lessee further agree that if within ninety (90) days after the commencement of the Initial Period, as defined in subparagraph (a) above, Lessee has not obtained an intrastate market for said gas after a diligent effort to obtain same and Lessee has the opportunity to sell gas to an interstate market under emergency or other short term sale contracts with pregranted abandonment or similar withdrawal required by federal regulatory authority, it shall, upon being granted said authorization and pregranted abandonment or other withdrawal by federal regulatory authority, have the right to sell said gas to said interstate market provided that the term of any such emergency or other short term sale contract shall not exceed the term of the Initial Period and the Second Period, if applicable.

         (d) If at the end of the Initial Period or the Second Period, as the case may be, Lessee has provided for the intrastate marketing of said gas, but Lessee has not been able physically to commence delivery of gas to the market, then Lessee shall have an additional free period of six (6) months to permit installation of the necessary marketing equipment and facilities and to commence deliveries under that contract without any shut-in payment being due by Lessee to Lessor. If, at the end of the free period of six months provided for in the preceding sentence, deliveries have not commenced despite Lessee's good faith efforts to connect to the available market and if the Lease is not otherwise being maintained, Lessee may maintain the Lease by making shut-in gas payments as provided for in Paragraph 6(d) thereof, and it shall be considered that the well with respect to which such payments are to be made was shut-in as of the end of the said additional free period.

         (e) If at the end of the Initial Period or the Second Period identified above, as the case may be, Lessee has not provided for the intrastate marketing of said gas as set forth herein, and Lessor and Lessee have not mutually agreed to extend the period during which an intrastate market for said gas may be sought, Lessee shall be free to market said gas in interstate commerce. In addition, if at that time the Lease is not being otherwise maintained by separate operations or production as set forth in Paragraph 6(d) thereof and Lessee desires to maintain the Lease by making shut-in gas well payments as provided for in said Paragraph 6(d), it shall be considered that the well with respect to which such payments are to be made was shut-in as of the end of the Initial Period or Second Period, as the case may be.

         (f) Lessor shall have the right, but not the obligation, to assist Lessee in its attempts to secure an intrastate market for any gas discovered on or allocated to the leased premises, which shall include the submission through Lessor's efforts of offers from prospective purchasers; provided, however, that if Lessee shall have complied with its obligations as provided for herein to attempt to obtain an intrastate market, the decision of Lessee on the acceptance or rejection of such intrastate offers shall be final insofar as gas attributable to the interest of Lessee is concerned.

         (g) Lessee shall make a full and complete disclosure to Lessor of its efforts to obtain an intrastate market, including information concerning the contracts made with prospective intrastate purchasers and the details of all interstate and intrastate offers made to Lessee as well as all contracts entered into under subparagraph 1(c) hereof. This information shall be furnished quarterly, beginning with the commencement of the Initial Period. All such information shall be kept strictly confidential by Lessor.

         (h) Lessee shall not sell or commit to a contract any gas to be produced from or allocated to the leased premises unless said gas is to be produced from or allocated to a zone or zones, or their stratigraphic equivalent, which have been determined to be capable of producing gas in paying quantities on the effective date of such sale or commitment. Upon being presented reasonable justification for same, Lessor may elect to waive this restriction. It is further provided that the provisions of this rider and the time periods provided for herein shall relate separately to each such contract and to each different gas reserve as hereinafter defined. For the purposes of this rider each separate zone, or as the case may be, each separate pool or reservoir not committed under any prior gas contract shall be considered a "different gas reserve"; or if a prior contract committed all reserves to a specific depth or depths, "different gas reserves" shall be considered to be any discoveries below that specified depth or depths. In the event of the completion of a well in a different gas reserve, the Initial Period, as hereinabove defined, shall commence on the date a well is first completed in said different reserve or, as the case may be, when the gas is first ready for production and marketing.

         (i) Lessor may waive any of the time periods provided for herein if it becomes satisfied that an intrastate gas market is not and will not be available, or if such waiver appears to be in the best interest of the State of Louisiana, and in connection therewith may enter into balancing agreements or similar agreements for placing other gas into an intrastate market under the terms of which Lessee may agree that the identical volume of gas produced from or allocated to the leased premises and sold by Lessee to an interstate market may subsequently be dedicated to or sold by Lessee to an intrastate market whether said gas is realized by Lessee out of subsequent production from or allocated to the leased premises or from other properties of Lessee.

         (j) Lessee shall have the right to process the gas and sell the liquid components thereof as permitted by the Lease; provided, however, that if the gas has not previously been committed to an interstate market, no processing or other handling shall be utilized that will destroy the intrastate status of the gas.

2.       Marketing of Oil and Other Liquid Minerals

         (a) If either oil or other liquid mineral is produced in paying quantities, from the leased premises or on lands pooled or unitized therewith, such minerals, insofar as they are attributable to the leased premises, shall be sold by Lessee to an intrastate market for refining or processing in the State of Louisiana if such market is available within a reasonable period of time, as more fully set out herein below; or in lieu of obtaining a new intrastate market, Lessee may deliver such minerals under its existing intrastate contracts to be refined or processed in the State or to take the minerals for its own intrastate refining or processing. If Lessee does not elect to deliver such minerals under existing intrastate contracts or to take such minerals for its own intrastate uses, then for a period of ninety (90) days from the date of such production Lessee agrees to make a diligent and good faith effort to obtain an intrastate market for such minerals that will cause them to be refined or processed in the State of Louisiana, and if such a market can be obtained, to enter into a contract for the sale of such minerals to an intrastate market upon the best terms that can be negotiated, but on terms customary in the industry for such contracts. In no event, however, shall Lessee be required to sell such minerals to an intrastate market at a price less favorable than that which could be negotiated for a sale of the minerals to an interstate market and in no event shall Lessor's royalty be based on less than the current market value of the minerals. If at the end of the ninety (90) day period Lessee has not been able to sell such minerals to an intrastate market in accordance with the provisions hereof, Lessee shall be free to market such minerals to any purchaser whether intrastate or interstate in character. If the minerals are taken by Lessee for its own use or are delivered under an existing intrastate contract and royalty is due thereon, such royalty shall be based on the current market value of the minerals when so used or delivered.

         (b) if the ninety (90) day period becomes operative, then it will be considered as a period during which Lessee is producing minerals from the premises in paying quantities, which production will have the same effect as actual production would have on the Lease.

         (c) For the purpose of assessing the performance of Lessee of the obligations imposed by this Paragraph 2, the disclosures provisions of Paragraph 1(g) of this rider shall be applicable.

         (d) The waiver provisions of Paragraph 1(i) of this rider shall be applicable to the terms and conditions contained in this Paragraph 2.

3.       Deferred Development

         Notwithstanding anything to the contrary herein contained, it is understood and agreed that in the event during the primary term of this Lease, or within one (1) year thereafter (if the lease is then in force and effect), a portion of the property covered hereby is integrated and included or placed with other lands in a pooled or combined unit, whether by order of a governmental agency or by conventional contract, then unit drilling operations or unit reworking operations or unit production from a well situated on lands or property embraced in such unit or units (hereinafter collectively called "unitized operations"), shall serve to maintain this Lease in force and effect as to the entirety of the leased premises, subject however to the following express requirements in lieu of reasonable development of the "outside acreage", as hereinafter defined, which is not otherwise maintained under the terms of this Lease all as set out more completely hereinbelow in this Paragraph 3. If on the anniversary date of the Lease next ensuing after the commencement of unitized operations (or if the first date of unitized operations is less than 90 days prior to the anniversary date, then on the expiration of 90 days after such first date of unitized operations) the Lease is not being maintained under its terms by means other than unitized operations, the Lease shall terminate on said anniversary date (or at the end of said 90 day period, as the case may be) as to all outside acreage unless on or before said anniversary date (or the end of said 90 day period, as the case may be) Lessee pays or tenders to Lessor, as a deferred development payment, a sum of money equal to one-half of the rate per acre of the cash payment paid for the Lease multiplied by the number of acres then comprising the outside acreage, which tender or payment shall maintain this Lease in effect as to such outside acreage not otherwise maintained under the terms of the Lease until the next ensuing anniversary date. By similar tender or payment of a deferred development payment on or before each succeeding anniversary date this Lease may so be maintained in force during the remainder of the primary term (if any) and for two years thereafter as to such outside acreage. After the expiration of the periods during which the Lease may be maintained by deferred development payments as above provided, if this Lease at any time is not being maintained in effect by other than unitized operations, it shall terminate as to all outside acreage not otherwise so maintained under the provisions of this Lease, provided that if a unit or units are created after the expiration or said periods the effect of which is to convert non-unitized operations as hereinafter defined, into unitized operations, it shall be regarded for all purposes of this Lease as though there had been on the effective date of such unit or units a cessation of production on the outside acreage. If at any time during the primary term of the Lease or within one year thereafter there is a cessation of all non-unitized operations as hereinafter defined, whether same occurs as the result of the actual cessation of such operations or as the result of non-unitized operations being converted into unitized operations, then Lessee, in lieu of resuming non-unitized operations as provided in this Lease, may elect to maintain the Lease in effect as to the outside acreage by tendering or paying a deferred development payment, computed as hereinabove provided, on the next ensuing anniversary date of this Lease (or within 90 days from the cessation of non-unitized operations if such cessation should occur less than 90 days prior to such anniversary date). If at any time during the second year after the primary term of the Lease, there is a cessation of non-unitized operations as hereinafter defined, whether same occurs as the result of the actual cessation of such operations or as the result of non-unitized operations being converted into unitized operations, then the entire Lease shall nevertheless remain in effect until the next ensuing anniversary date.

         Nothing contained in this Paragraph 3 is intended to create nor shall have the effect of creating several or separate leases, or in any manner to extend, increase or limit the obligation of Lessee to protect the leased premises from drainage as stated in the Lease, or otherwise. If at any time, either during the primary term of the Lease or the limited extension of the Lease beyond its primary term as provided above in this Paragraph 3, as to the outside acreage not otherwise held under the terms hereof, Lessee conducts non-unit drilling operations or non-unit reworking operations or obtains non-unit production from the leased premises (collectively defined as "non-unitized operations"), then the provisions of this paragraph shall not thereafter apply so long as said non-unitized operations shall continue.

         The provisions of this Paragraph 3 shall also be applicable to a unitized shut-in gas well, but in this event, the annual deferred development payment shall be reduced by deducting therefrom the amount of shut-in gas well payments paid, if any, during the same period under Paragraph 6 of the Lease which is applicable to the acreage on which the deferred development payment is applicable. The provisions of this paragraph shall also apply to any unit, ordered or created, which wholly underlies the property covered by this lease.

         For purposes of this paragraph the following definitions shall apply:

         (a) The term "anniversary date" shall mean the date of this Lease and the same date of each next ensuing year or years.

         (b) The term "outside acreage" shall mean all of the leased premises, except any portion(s) thereof included in a unit or units on which unitized operations are being conducted.

4.       Environmental and Other Considerations

         Lessee hereby agrees, as one of the obligations of this rider, that in exercising the rights granted it under the Lease, it will comply with and be subject to all applicable enviromnental and other laws and regulations validly adopted or issued by the State of Louisiana, or its agencies, or by the United States, or its agencies. Lessee further agrees that it will comply with all minimum water quality standards validly adopted by said govermnental authorities with respect to oil pollution and noxious chemicals and waste being introduced into affected water areas. Further, in conducting all operations under this Lease requiring dredging, filling, or local navigation in order to explore, develop or exploit shallow-water areas, Lessee shall comply with the applicable requirements of the appropriate Louisiana state agency charged with the environmental management of said area. Finally, it is understood and agreed that on depletion of production or completion of operations under this Lease, the Lessee shall remove all structures which would impede commercial fishing and crawling, including, without limitation, all submerged materials, equipment or debris placed on the leased premises by or for the account of Lessee; and the affected water bottoms shall, to the extent reasonably possible of accomplishment, be returned or restored to a condition as nearly equivalent to that which existed before said operations were conducted and/or structures were constructed. Lessee further agrees that in exercising the rights granted it hereunder and in discharging the obligations undertaken in Paragraph 2 of this rider, involving issuance of advance certifications, permits or approvals, it will allow suffcient lead time in the planning of its activities to permit the affected regulatory agencies to make appropriate review of the proposed operations.

5.       Notice

         Except in the situations where specific time periods are established for performance, Lessee shall not be in default under the Lease with respect to the violation of any provision of this rider until 30 days after written notice of such violation is received from Lessor, and Lessee has not corrected or commenced to correct such violation.

6.       Conflict of Terms

         Unless specifically provided otherwise, in the event of a conflict between any provision of this rider and any of the provisions of the Lease, the provisions of this rider shall control.

7.       Severability

         In the event that this rider or any provision hereof is declared to be illegal or unconstitutional, its nullity shall in no way impair the validity of the Lease to which this rider is attached or of other portions of the rider not declared illegal or unconstitutional; provided that Lessee shall not directly or indirectly institute or cause to be instituted any action seeking to declare the nullity or the unenforceability of this rider or any part hereof.